Exhibit 99.1

TriSalus Life Sciences Announces $22.0 Million Private Placement

Preliminary Q1 2025 Unaudited Financial Results

Funding Anticipated to Accelerate Applications Already in Use and New Additional Potential Applications

Anticipated Preferred Stock Exchange to Simplify Capital Structure

Private Placement Expected to Fund Business to Profitability

Healthcare Focused Long-term Investors Support Strategic Vision

Denver – April 30, 2025 - TriSalus Life Sciences, Inc. (Nasdaq: TLSI) (the “Company”), an oncology focused medical technology business seeking to transform outcomes for patients with solid tumors by integrating its innovative delivery technology with standard-of-care therapies, and with its investigational immunotherapeutic, nelitolimod, a class C Toll-like receptor 9 agonist, for a range of different therapeutic and technology applications, today announces preliminary financial results for Q1 2025 and that it has entered into a securities purchase agreement with certain investors for shares of its common stock to raise approximately $22.0 million in gross proceeds. Additionally, as further described below, the Company committed to commence an exchange offer with respect to its outstanding Series A Convertible Preferred Stock (the “Preferred Stock”), which is intended to simplify the Company’s capital structure.

Preliminary Unaudited First Quarter 2025 Financial Results

Full financial results for the quarter ended March 31, 2025 are in the process of being finalized, however, initial and preliminary results show revenue, driven solely by the TriNav® Infusion System, of approximately $9.2 million for the first quarter of 2025. This represents growth of approximately 42% versus the first quarter of 2024.

Private Placement

The private placement is being led by Nantahala Capital and includes investments by Broadfin Holdings and additional healthcare-focused institutional investors. Canaccord Genuity is acting as the sole placement agent for the private placement.

The Company will issue an aggregate of 5,500,000 shares of its common stock at a purchase price of $4.00 per share. The private placement is expected to close on or about May 2, 2025, subject to satisfaction of customary closing conditions. The Company has agreed to file a registration statement with the U.S. Securities and Exchange Commission (the “SEC”) registering the resale of the shares of common stock issued in the private placement and intends to use the net proceeds from the private placement for working capital and general corporate purposes.

The offer and sale of the foregoing securities are being made in a transaction not involving a public offering and the securities to be sold in the private placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state or other applicable jurisdiction’s securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state or other jurisdictions’ securities laws.

Simplifying the Capital Structure

In connection with the private placement, TriSalus has entered into a Tender and Support Agreement with certain holders representing approximately 55% of outstanding shares of Preferred Stock. The Company has agreed to:

•	Launch a registered exchange offer pursuant to a registration statement on Form S-4 to be filed with the SEC to offer all preferred holders the opportunity to exchange their shares of Preferred Stock into a number of shares of common stock calculated based on a fixed value of $10.00 per share of Preferred Stock plus accrued dividends that would have accrued through August 10, 2027, divided by $4.00 per share; and

•	Convene a special meeting of stockholders to, among other things, vote on an amendment to the Certificate of Designations for the Preferred Stock that would (i) allow TriSalus to call and convert outstanding shares of Preferred Stock under specific terms and (ii) eliminate the conversion price reset provision currently scheduled for July 2027.

The Company expects to launch the exchange offer by the end of the second quarter of 2025 and to hold the special meeting in the third quarter of 2025. This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any offer, solicitation or sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful. Any offering of the securities under the resale registration statement will only be made by means of a prospectus.

About Preliminary Financial Results

The preliminary results set forth above are unaudited, are based on management’s initial review of the Company’s results for the quarter ended March 31, 2025, and are subject to revision based upon the Company’s quarter-end closing procedures. Actual results may differ materially from these preliminary unaudited results following the completion of quarter-end closing procedures, final adjustments or other developments arising between now and the time that the Company’s financial results are finalized. In addition, these preliminary unaudited results are not a comprehensive statement of the Company’s financial results for the quarter ended March 31, 2025, should not be viewed as a substitute for full, unaudited financial statements for the quarter ended March 31, 2025, and are not necessarily indicative of the Company’s results for any future period.

About TriSalus Life Sciences

TriSalus Life Sciences® is an oncology company integrating novel delivery technology with immunotherapy to transform treatment for patients with liver and pancreatic tumors. The Company’s platform includes devices that utilize a proprietary drug delivery technology and a clinical stage investigational immunotherapy. The Company’s two FDA-cleared devices use its proprietary Pressure-Enabled Drug Delivery™ (PEDD) approach to deliver a range of therapeutics: the TriNav® Infusion System for hepatic arterial infusion of liver tumors and the Pancreatic Retrograde Venous Infusion System for pancreatic tumors. The PEDD technology is a novel delivery approach designed to address the anatomic limitations of arterial infusion for the pancreas. The PEDD approach modulates pressure and flow in a manner that delivers more therapeutic to the tumor and is designed to reduce undesired delivery to normal tissue, bringing the potential to improve patient outcomes. Nelitolimod, the Company’s investigational immunotherapeutic candidate, is designed to improve patient outcomes by treating the immunosuppressive environment created by many tumors and which can make current immunotherapies ineffective in the liver and pancreas. Patient data generated during Pressure-Enabled Regional Immuno-Oncology™ (PERIO) clinical trials support the hypothesis that nelitolimod delivered via the PEDD technology may have favorable immune effects within the liver and systemically. The target for nelitolimod, TLR9, is expressed across cancer types and the mechanical barriers addressed by the PEDD technology are commonly present as well. The Company is in the final stages of data completion for a number of phase 1 clinical trials and will begin exploring partnership opportunities for development.

Where You Can Find Additional Information

In connection with the Company’s obligations under the securities purchase agreement and Support Agreement, the Company intends to file a registration statement on Form S-4 containing a proxy statement/prospectus, an exchange offer statement on Schedule TO (the “Schedule TO”), including an offer to exchange, a letter of transmittal and consent and related documents, and other documents concerning the proposed Exchange Offer and Special Meeting with the SEC. THE COMPANY URGES INVESTORS TO READ THE PROXY STATEMENT/PROSPECTUS, THE SCHEDULE TO AND THESE OTHER MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, THE EXCHANGE OFFER AND THE PROPOSED AMENDMENT. Investors may obtain free copies of the proxy statement/prospectus, Schedule TO (in each case, when available) and other documents filed by the Company with the SEC at the SEC’s website at www.sec.gov. Free copies of these documents (when available) and the Company’s other SEC filings are also available on the Company’s website at https://investors.trisaluslifesci.com/financials/sec-filings.

The Company and its directors, executive officers, certain members of management and certain employees may be deemed, under SEC rules, to be participants in the solicitation of proxies with respect to the proposed Exchange Offer and Special Meeting. Information regarding the Company’s officers and directors is included in the Company’s Definitive Proxy Statement on Schedule 14A with respect to its 2025 Annual Meeting of Stockholders, which we expect to file with the SEC on April 30, 2025. This document will be available free of charge at the SEC’s website at www.sec.gov or by going to the Company’s website at https://investors.trisaluslifesci.com/financials/sec-filings. Additional information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of proxies in connection with the proposed Special Meeting, and a description of their direct and indirect interests in the proposed Exchange Offer, Amendment and other items that may be presented at the Special Meeting, which may differ from the interests of the Company’s stockholders generally, will be set forth in the proxy statement/prospectus when it is filed with the SEC.

Forward Looking Statements

Statements made in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to, statements regarding the completion and timing of the private placement, the exchange offer and the special meeting, the approval and adoption of the amendment to the Certificate of Designations and the gross proceeds the Company expects to receive from the private placement; the anticipated use of proceeds from the private placement; the anticipated cash runway from the proceeds from the private placement; the Company’s financial results for the three months ended March 31, 2025; the Company’s belief as to the factors causing the financial results; the benefits and potential benefits of the Company’s PEDD drug delivery technology, TriNav® system and nelitolimod investigational immunotherapy,, and the Company’s ability to execute on its strategy. Risks that could cause actual results to differ from those expressed in these forward-looking statements include risks associated with clinical development and regulatory approval of drug delivery and pharmaceutical product candidates, including that future clinical results may not be consistent with patient data generated during the Company’s clinical trials, the cost and timing of all development activities and clinical trials, unexpected safety and efficacy data observed during clinical studies, the risks associated with the credit facility, including the Company’s ability to remain in compliance with all its obligations thereunder to avoid an event of default, the risk that the Company will continue to raise capital through the issuance and sale of its equity securities to fund its operations, the risk that the Company will not be able to achieve the applicable revenue requirements to access additional financing under the credit facility, the risk that the Company will not become profitable on its expected timeline, if at all, the risk that the reported financial results will differ from the estimates provided in this press release, changes in expected or existing competition or market conditions, changes in the regulatory environment, unexpected litigation or other disputes, unexpected expensed costs, the ability for the Company to obtain the necessary approvals needed to consummate the exchange offer and adopt the Amendment, the timing and potential delays related to the special meeting and exchange offer, and other risks described in the Company’s filings with the Securities and Exchange Commission under the heading “Risk Factors.” All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made except as required by law.

For Media Inquiries:
Jeremy Feffer, Managing Director
LifeSci Advisors
917.749.1494
jfeffer@lifesciadvisors.com

For Investor Inquiries:
James Young
Chief Financial Officer
847.337.0655
james.young@trisaluslifesci.com